UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

GenOn Americas Generation, LLC

(Exact name of Registrant as specified in its charter)

51-0390520 (IRS Employer Identification No.)

333-63240 (Commission File Number)

Delaware	(609) 524-4500
(State or other jurisdiction of	(Registrant’s telephone number,
incorporation)	including area code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry into a Material Definitive Agreement.

Sale of Canal Units 1 and 2

On March 22, 2018, NRG Canal LLC (“Seller”) and GenOn HoldCo 10, LLC (“HoldCo”), each a wholly owned indirect subsidiary of GenOn Energy, Inc. (“GenOn”), entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Stonepeak Kestrel Holdings LLC (“Buyer”). Seller owns 100% of the membership interests of HoldCo, which, at the closing of the transactions contemplated by the Purchase Agreement, will own Canal Units 1 and 2, electricity generating facilities with a combined summer capacity rating of approximately 1,112 megawatts (the “Canal Facilities”). Pursuant to the Purchase Agreement, Buyer agreed to buy all of Seller’s membership interests in HoldCo. The closing purchase price is $320.0 million; provided that if the Canal 3 Purchase Agreement (as defined below) is terminated due to a failure of Buyer to obtain financing to consummate the transactions contemplated thereby, the closing purchase price will be $333.5 million. The closing purchase price is subject to adjustment for the net working capital of the business calculated as of the closing date (including a downward adjustment for distributions or dividends made after June 30, 2018) and upward adjustment of $13.5 million if the transactions contemplated by the Canal 3 Purchase Agreement (defined below) do not close due to a debt financing failure.  In addition, Buyer will be obligated to purchase excess fuel inventory within the two years after closing at the price determined in connection with the working capital adjustment.  GenOn currently anticipates that the aggregate purchase price, after adjustments and including estimated proceeds Buyer’s purchase of excess fuel inventory after closing and the refund from NRG in connection with the Canal 3 Option (as defined below), will be approximately $390.3 million.

As previously disclosed, GenOn and certain of its directly and indirectly owned subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Bankruptcy Court has entered the Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of GenOn Energy, Inc. and its Debtor Affiliates (the “Confirmation Order”), which approved and confirmed the Debtor’s Third Amended Joint Chapter 11 Plan of Reorganization (the “Plan”). The closing of the transactions contemplated by the Purchase Agreement is subject to the Bankruptcy Court entering a final order approving modification of the Plan and confirming that the Purchase Agreement constitutes a third party sale transaction for purposes of, and entitled to the benefits and protections of, the Plan and Confirmation Order. The GenOn Noteholders (as defined in the Plan) holding over 50% of the GenOn Notes (as defined in the Plan) are supportive of, and have consented to, the transactions contemplated by the Purchase Agreement as a third party sale transaction under the Plan. The Purchase Agreement includes an exclusivity provision whereby Seller has agreed that it and its affiliates (including HoldCo) and its and its affiliates’ respective representatives will not, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person concerning the sale of the Canal Facilities, or enter into any agreement with respect thereto.  The Purchase Agreement also includes a provision whereby Seller has agreed that it shall not, and shall not permit any of its affiliates to, (a) exercise the option to acquire all of NRG Energy Inc. (“NRG”) and its affiliates’ interest in NRG’s Canal 3 power generation development project (“Canal 3”) pursuant to the Cooperation Agreement (as defined below) or (b) solicit, offer, initiate, conduct or engage in any action to facilitate any acquisition in any form of Canal 3 by Seller or such affiliates.

The closing of the transactions contemplated by the Purchase Agreement is subject to other customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the approvals of the Federal Energy Regulatory Commission and the Massachusetts Department of Environmental Protection.  Additionally, the closing of the transactions contemplated by the Purchase Agreement is subject to the simultaneous closing of that certain Purchase and Sale Agreement, dated as of March 22, 2018, by and between Stonepeak Kestrel Holdings II LLC, NRG Gas Development Company, LLC and NRG Canal 3 Development LLC (the “Canal 3 Purchase Agreement”) for Buyer to acquire Canal 3.

Subject to the satisfaction of closing conditions described in the Purchase Agreement, the transaction is expected to close early in the third quarter of 2018.

The Purchase Agreement contains certain customary termination rights, including by mutual consent of Buyer and Seller, by either Buyer or Seller if the closing of the transaction has not occurred on or before the six month anniversary of the date of the Purchase Agreement (subject to extension by either Buyer or Seller by notice to the other party and subject to automatic extension to the termination date (as defined in the Canal 3 Purchase Agreement) if the termination date (as defined in the Canal 3 Purchase Agreement) is extended; provided that Buyer may not amend the Canal 3 Purchase Agreement to extend the termination date (as defined in the Canal 3 Purchase Agreement) without Seller’s consent), by either Buyer or Seller if a court has entered a final order prohibiting the transaction, by either Buyer or Seller in the event of an uncured breach by the other party that would cause a failure of a closing condition at a time when the terminating party is not in breach of the Purchase Agreement and by Seller if all conditions to closing have occurred and Buyer fails to close provided that Seller and the Company are not then in breach of the Purchase Agreement. Upon termination of the Purchase Agreement by Seller for an uncured breach by Buyer that would cause a failure of a closing condition or if all conditions to closing have occurred and Buyer fails to close provided, in each case, that Seller and the Company are not then in breach of the Purchase Agreement, Buyer will be required to pay Seller a termination fee of $16.0 million (the “Termination Fee”).

Stonepeak Infrastructure Fund II LP, the parent of the Buyer, provided (i) an equity commitment letter in favor of the Buyer (and enforceable by Seller), and (ii) a limited guarantee with respect to the Termination Fee. Buyer also provided a debt commitment letter from the lenders party thereto providing the full amount of the debt financing required to consummate the transactions to the Seller. Other than in respect of the Purchase Agreement and the respective agreements, documents and certificates contemplated thereby, there are no material relationships between Seller and its affiliates and Buyer and its affiliates.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference to this Item 1.01. The foregoing description of the transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

The Purchase Agreement is included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about GenOn, Seller, HoldCo or their respective subsidiaries and affiliates or their respective businesses. The Purchase Agreement contains representations and warranties by each of the parties to the agreement. These representations and warranties were made solely for the benefit of the other parties to each such agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the applicable agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in such agreements, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to securityholders and (d) were made only as of the date of the agreement and the closing date (or such other date or dates as may be specified in the agreement). Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GenOn, Seller, HoldCo their respective subsidiaries and affiliates or their businesses.

Amendment to Cooperation Agreement

GenOn previously entered into a Cooperation Agreement (the “Cooperation Agreement”) with NRG, whereby GenOn obtained both a rejection option through January 22, 2018 and a purchase option through March 31, 2018 (the “Canal 3 Option”) for Canal 3. On March 22, 2018, GenOn entered into an amendment to the Cooperation Agreement (“Amendment to the Cooperation Agreement”) with NRG providing for, among other terms: (i) direct negotiation by NRG with a third-party purchaser of Canal 3, (ii) a refund from NRG of $13.5 million of GenOn’s prepayment of the Canal 3 Option upon the closing of a third-party sale of Canal 3, and (iii) a refund from NRG of the entire $15.0 million of GenOn’s prepayment of the Canal 3 Option in the event of a termination of the sale of the Canal Facilities (as described above), resulting from a breach by NRG of the purchase agreement for a third-party sale of Canal 3.  Concurrently with the execution of the Purchase Agreement, Buyer and NRG entered into the Canal 3 Purchase Agreement pursuant to which Buyer agreed to purchase Canal 3 directly from an affiliate of NRG.  GenOn elected to allow the rejection option to expire unexercised and has agreed with Buyer to not exercise the Canal 3 Option.

A copy of the Amendment to the Cooperation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference to this Item 1.01. The foregoing description of the Amendment to the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment to the Cooperation Agreement.

Item 8.01.                Other Events.

On March 23, 2018, GenOn issued a press release announcing the sale of the Canal Facilities, the Amendment to Cooperation Agreement and other updates on its ongoing reorganization efforts. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of GenOn and its subsidiaries. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of GenOn and its subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in GenOn’s reports filed with the SEC.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Purchase and Sale Agreement, by and among Stonepeak Kestrel Holdings LLC, as Purchaser, NRG Canal LLC, as Seller, and GenOn HoldCo 10, LLC, as Company, dated as of March 22, 2018. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Purchase and Sale Agreement have been omitted and GenOn Energy, Inc. agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

10.1	Amendment No. 1 to Cooperation Agreement, by and between GenOn Energy, Inc. and NRG Energy, Inc., effective as of March 8, 2018.
99.1	Press release dated March 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 23, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer

GenOn Americas Generation, LLC
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer